Exhibit 10.1

THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO

SUBSIDIARY GUARANTY

This THIRD AMENDMENT TO CREDIT AGREEMENT AND AMENDMENT TO SUBSIDIARY GUARANTY, dated as of December 5, 2014 (this “Amendment”), is by and among (a) HURCO COMPANIES, INC. (the “Borrower”), an Indiana corporation, (b) JPMORGAN CHASE BANK, N.A., as administrative agent (the “Administrative Agent”) and as Issuing Bank (as defined in the Credit Agreement referred to below) and (c) the Lenders (as defined in the Credit Agreement referred to below) signatory hereto. Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Administrative Agent, certain financial institutions as Lenders and the Borrower entered into that certain Credit Agreement dated as of December 7, 2012 (as amended, restated and otherwise modified from time to time, the “Credit Agreement”); and

WHEREAS, the Borrower, the Administrative Agent and the undersigned Lenders wish to amend the Credit Agreement on the terms and conditions set forth below.

NOW THEREFORE, in consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Administrative Agent and the Lenders hereby agree as follows:

§1. Amendment to Credit Agreement. Upon the Amendment Effective Date (as defined below), the Credit Agreement shall be amended as follows:

A.	The defined term “Maturity Date” set forth in Section 1.01 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“Maturity Date” means December 7, 2016.

B.	Section 6.05(a)(ii) of the Credit Agreement is hereby amended by deleting the reference to the number “$3,000,000” therein and replacing such reference with the number “$4,000,000”.

§2. Amendment to Subsidiary Guaranty. Upon the Amendment Effective Date (as defined below), the Subsidiary Guaranty shall be amended as follows:

A.	Section 1 of the Subsidiary Guaranty is hereby amended by adding the following proviso at the end of the first sentence in such Section:

“provided, however, that the definition of “Liabilities” shall not create any guarantee by any Guarantor of any Excluded Swap Obligations of such Guarantor for purposes of determining any obligations of any Guarantor.”

B.	Section 11 of the Subsidiary Guaranty is hereby amended by adding the following sentence at the end of such Section:

“Notwithstanding the foregoing, amounts received from any Guarantor that is not a Qualified ECP Guarantor shall not be applied to the Liabilities that are Excluded Swap Obligations.”

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C.	The following new Section 23 is hereby inserted in the Subsidiary Guaranty that reads as follows:

23. Defined Terms. As used in this this Agreement, the following terms have the meanings specified below:

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Excluded Swap Obligation” means, with respect to any Subsidiary Guarantor, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Subsidiary Guarantor of, or the grant by such Subsidiary Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (a) by virtue of such Subsidiary Guarantor’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the Guarantee of such Subsidiary Guarantor or the grant of such security interest becomes or would become effective with respect to such Swap Obligation or (b) in the case of a Swap Obligation subject to a clearing requirement pursuant to Section 2(h) of the Commodity Exchange Act (or any successor provision thereto), because such Subsidiary Guarantor is a “financial entity,” as defined in Section 2(h)(7)(C)(i) the Commodity Exchange Act (or any successor provision thereto), at the time the Guarantee of such Subsidiary Guarantor becomes or would become effective with respect to such related Swap Obligation. If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Qualified ECP Guarantor” means, in respect of any Swap Obligation, each Subsidiary Guarantor that has total assets exceeding $10,000,000 at the time the relevant Guarantee or grant of the relevant security interest becomes or would become effective with respect to such Swap Obligation or such other person as constitutes an “eligible contract participant” under the Commodity Exchange Act or any regulations promulgated thereunder and can cause another person to qualify as an “eligible contract participant” at such time by entering into a keepwell under Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

“Swap Obligation” means, with respect to any Subsidiary Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

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D.	The following new Section 24 is hereby inserted in the Subsidiary Guaranty that reads as follows:

24. Keepwell. Each Qualified ECP Guarantor hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Guarantor to honor all of its obligations under this Guaranty in respect of Swap Obligations (provided, however, that each Qualified ECP Guarantor shall only be liable under this Section 24 for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this Section 24 or otherwise under this Guaranty voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The obligations of each Qualified ECP Guarantor under this Section 24 shall remain in full force and effect until payment in full of all Liabilities (other than contingent indemnity obligations which have not been asserted) and other amounts payable under this Guaranty and until the Credit Documents are no longer in effect. Each Qualified ECP Guarantor intends that this Section 24 constitute, and this Section 24 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.

§3. Conditions to Effectiveness. This Amendment shall become effective as of the date set forth above upon the receipt subject to the satisfaction or waiver by the Administrative Agent on behalf of the Required Lenders of the following conditions precedent (the “Amendment Effective Date”):

A.	the Administrative Agent shall have received a certificate (in form and substance satisfactory to it), dated the Amendment Effective Date and signed by the President, a Vice President or a Financial Officer of the Borrower, certifying that the representations and warranties set forth in Section 4 of this Amendment are true and correct in all respects as of the date of this Amendment;

B.	the Administrative Agent shall have received a counterpart signature page to this Amendment, duly executed and delivered by the Borrower and the Lenders;

C.	each of the Subsidiary Guarantors shall have executed and delivered a Reaffirmation of Guaranty in the form of Exhibit A hereto;

D.	the Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to UCC lien searches of the Credit Parties, the organization, existence and good standing of the Credit Parties, the authorization of this Amendment and any other legal matters relating to the Credit Parties, this Amendment or the Credit Agreement (as amended hereby), all in form and substance satisfactory to the Administrative Agent and its counsel; and

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E.	the Administrative Agent shall have received evidence, satisfactory to the Administrative Agent, that the Borrower has paid all fees and, to the extent billed, expenses payable by the Credit Partiers hereunder or under the Credit Agreement on the Amendment Effective Date.

§4. Representations and Warranties. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders as follows:

A. Representations and Warranties. Each of the representations and warranties contained in Article III of the Credit Agreement and in each other Credit Document were true and correct in all respects when made, and, after giving effect to this Amendment, are true and correct in all respects on and as of the date hereof, except to the extent that such representations and warranties relate specifically to a prior date, then such representations and warranties are true and correct in all respects on and as such earlier date.

B. Enforceability. The execution and delivery by the Borrower of this Amendment, and the performance by the Borrower of this Amendment are within the corporate authority of the Borrower and have been duly authorized by all necessary corporate proceedings. This Amendment constitutes valid and legally binding obligations of the Borrower, enforceable against it in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or similar laws relating to or affecting the enforcement of creditors’ rights in general.

C. No Default or Event of Default. No Default or Event of Default has occurred and is continuing, and after giving effect to this Amendment, no Default or Event of Default will result from the execution, delivery and performance by the Borrower of this Amendment or from the consummation of the transactions contemplated herein.

§5. No Other Amendments, etc. Except as expressly provided in this Amendment, (a) all of the terms and conditions of the Credit Agreement and the other Credit Documents remain unchanged and (b) all of the terms and conditions of the Credit Agreement and the other Credit Documents are hereby ratified and confirmed and remain in full force and effect (including, without limitation, with respect to any guarantees provided thereunder and any security interests granted in any Collateral in support of the Obligations under or with respect to the Credit Documents). Nothing herein shall be construed to be an amendment, consent or a waiver of any requirements of the Borrower, any other Credit Party or of any other Person under the Credit Agreement and the other Credit Documents except as expressly set forth herein. Nothing in this Amendment shall be construed to imply any willingness on the part of any Lender to grant any similar or future amendment, consent or waiver of any of the terms and conditions of the Credit Agreement and the other Credit Documents. Upon the effectiveness of this Amendment, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof”, “herein” or words of similar import shall mean and be a reference to the Credit Agreement as amended hereby. For the avoidance of doubt, this Amendment shall constitute a “Credit Document” under the Credit Agreement and each other Credit Document.

§6. Costs and Expenses. The Borrower hereby affirms its obligation under Section 9.03(a) of the Credit Agreement to reimburse the Administrative Agent for all reasonable out-of pocket expenses incurred by the Administrative Agent in connection with the preparation, negotiation, execution and delivery of this Amendment, including but not limited to the reasonable fees, charges and disbursements of attorneys for the Administrative Agent with respect thereto.

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§7. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Amendment, it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

§8. Successors and Assigns. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

§9. Governing Law; Captions. This Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of Indiana. The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

§10. Release and Waiver. Each Credit Party does hereby release the Administrative Agent and each of the Lenders and each of their officers, directors, employees, agents, attorneys, personal representatives, successors, predecessors and assigns from all manner of actions, cause and causes of action, suits, deaths, sums of money, accounts, reckonings, bonds, bills, specialties, covenants, controversies, agreements, promises, variances, trespasses, damages, judgments, executions, claims and demands, whatsoever, in law or in equity, and particularly, without limiting the generality of the foregoing, in connection with the Credit Documents and any agreements, documents and instruments relating to the Credit Documents and the administration of the Credit Documents, all indebtedness, obligations and liabilities of the Credit Parties to the Administrative Agent or any Lender and any agreements, documents and instruments relating to the Credit Documents (collectively, the “Claims”), which any Credit Party now has against the Administrative Agent or any Lender or ever had, or which might be asserted by their heirs, executors, administrators, representatives, agents, successors, or assigns based on any Claims which exist on or at any time prior to the date of this Amendment. The Credit Parties expressly acknowledge and agree that they have been advised by counsel in connection with this Amendment and that they each understand that this Section 10 constitutes a general release of the Administrative Agent and the Lenders and that they each intend to be fully and legally bound by the same. The Credit Parties further expressly acknowledge and agree that this general release shall have full force and effect notwithstanding the occurrence of a breach of the terms of this Amendment or an Event of Default or Default under the Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the undersigned have duly executed this Amendment as of the date first set forth above.

Borrower:

HURCO COMPANIES, INC.

By:	/s/ Sonja K. McClelland
Name:	Sonja K. McClelland
Title:	Vice President, Secretary,
Treasurer and Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as
Administrative Agent, Issuing Bank and a Lender

By:	/s/ Thomas W. Harrison
Name:	Thomas W. Harrison
Title:	Senior Vice President/Authorized Officer

EXHIBIT A

REAFFIRMATION OF GUARANTY

Each of the undersigned acknowledges receipt of a copy of the Third Amendment to Credit Agreement and Amendment to Subsidiary Guaranty (the “Amendment”) dated as of December 5, 2014, consents to such amendment and each of the transactions referenced therein (including without limitation the release and waiver set forth in Section 10 of the Amendment) and hereby reaffirms its obligations under the Subsidiary Guaranty dated as of December 7, 2012 (as amended from time to time) in favor of JPMorgan Chase Bank, N.A., as Administrative Agent, and the Lenders (as defined in the Amendment).

Dated as of December 5, 2014
SUBSIDIARY GUARANTORS:

HURCO INTERNATIONAL, INC.
	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary and Treasurer

HURCO INTERNATIONAL HOLDINGS, INC.
	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary and Treasurer

HURCO MIDWEST, LLC
	By:	/s/ Sonja K. McClelland
	Name:	Sonja K. McClelland
	Title:	Secretary and Treasurer